press release
Media contact:	Investor contact:
Mike Jacobsen, APR	Christine Marchuska, CAIA
+1 330 490 3796	+1 607 206 9212
michael.jacobsen@dieboldnixdorf.com	christine.marchuska@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
October 28, 2021

Diebold Nixdorf Reports 2021 Third Quarter Financial Results

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its third quarter 2021 financial results.

Key highlights
•Continued growing demand for our products and solutions amid a challenging global supply chain and inflationary environment
•Strong Retail segment revenue, up more than 9% on a GAAP basis and up 7% on a constant currency basis, with continued growth in self-checkout (SCO) solutions
•Ended the quarter with backlog up 19% over the third quarter last year, pointing to a solid foundation for future periods

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: "Demand for our solutions remained robust in the third quarter as we continued to help our customers deliver more digital, flexible, and effective self-service solutions for consumers. Additionally, we are very proud to see consistent, meaningful improvement in our Net Promoter Scores with both banking and retail clients. I am pleased with the support we have received in the market and the innovative spirit of our workforce as we navigate a difficult environment. Looking forward, we are seeing some moderation of supply chain constraints that gives us confidence for a strong fourth quarter and continued improvement in 2022."

Business updates
•Banking
◦Continued momentum for our DN Series™ ATMs, with new systems live and certified in 60+ countries
◦Secured a contract for over $12 million with Banco Azteca in Mexico, including DN Series Cash Recyclers, a new service contract and software licenses expanding across 500 branches
◦Surpassed significant milestone of 100,000+ banking devices connected to the AllConnectSM Data Engine - an increase of over 100% on a year-over-year basis
•Retail
◦Expanded a relationship with a large, multi-country retailer in central Europe, which included a competitive takeaway with a rollout of SCO devices across 2,500 stores in 15 countries over the next three years
◦Secured a significant $16 million contract renewal with a large global petrol convenience retailer's Southeast Asia operations, including point-of-sale, help desk support, software and other solutions
◦Strong year-to-date growth in the number of SCO devices
•Growth initiatives
◦Awarded a large Managed Services agreement in North America with a Tier 1 financial institution, including a large order of DN Series ATMs
◦Continued to scale our debit and credit platforms with our Vynamic™ Payments offering at a top-10 global bank across 17,000+ ATMs
◦Entered the electric vehicle (EV) charging station services business, a promising and rapidly growing market, with early customer wins

Jeff Rutherford, Diebold Nixdorf senior vice president and chief financial officer, said: "Despite solid market activity and due to continued global supply challenges, $90 million of revenue modeled for the third quarter has been deferred to future periods. Additionally, we experienced $10 million of non-billable logistics inflation during the quarter. The deferral of revenue and non-billable inflation reduced third quarter gross margin by approximately $33 million.

Looking forward, we are revising our 2021 outlook. The company now expects total revenue of $3.90 billion to $3.95 billion, which reflects approximately $120 million in revenue deferral from 2021 to 2022. Additionally, non-billable supply chain and sourced product inflation is estimated at approximately $26 million for the fourth quarter and approximately $45 million for all of 2021. Our revised outlook for 2021 includes a $75 million unfavorable impact to 2021 gross margin from year-end revenue deferral and full-year inflationary pressures. We will continue leveraging various strategies to help mitigate these impacts, including pricing tactics and optimizing our manufacturing facilities."
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Full-year 2021 Outlook

	Previous outlook	Current outlook
Total Revenue	$4.0B - $4.1B	$3.90B - $3.95B
Adjusted EBITDA (non-GAAP measure)[1]	$455M - $475M	$415M - $435M
Free cash flow (non-GAAP measure)[2]	$120M - $140M	$80M - $100M
Return on Invested Capital (non-GAAP measure)[1,3]	~17%	~15%

Summary Financial Results

	Three months ended
	September 30, 2021		September 30, 2020		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[4]	GAAP	Non-GAAP[4]	GAAP		Non-GAAP
Total net sales	$958.2	$958.2	$995.2	$995.2	(3.7)		(3.7)
Gross profit	$260.1	$262.9	$284.1	$284.8	(8.4)		(7.7)
Operating profit	$38.7	$81.3	$23.8	$89.5	62.6		(9.2)
Operating margin	4.0%	8.5%	2.4%	9.0%	160	bps	(50)	bps
Net income (loss)	$(2.0)	$26.9	$(100.9)	$22.7	98.0		18.5
Diluted earnings/(loss) per share[5]	$(0.03)	$0.34	$(1.31)	$0.27	97.7		25.9
Adjusted EBITDA		$102.7		$113.1			(9.2)
•Total net sales decreased 3.7%, or $37.0 million YoY, due to longer lead times resulting from global supply chain and logistics issues.
•Non-GAAP operating profit declined 9.2% to $81.3 million and non-GAAP operating profit margin decreased 50 bps to 8.5% due primarily to revenue delays, higher freight and raw material costs and investments to support growth initiatives.
•GAAP diluted loss per share during the quarter was $(0.03), an improvement of $1.28 per share YoY, primarily reflecting lower interest and restructuring charges.

	Q3 2021	Q3 2020	YTD 9/30/2021	YTD 9/30/2020	TTM 9/30/2021
Net cash (used) provided by operating activities (GAAP measure)	$(147.9)	$(28.8)	$(291.6)	$(196.7)	$(76.9)
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	5.6	10.1	13.2	37.8	0.1
Excluding the use of cash for the settlement of foreign exchange derivative instruments	0.1	13.0	4.6	31.8	5.1
Excluding the termination of certain interest rate swaps due to debt refinancing	—	6.2	—	6.2	4.0
Proceeds from the surrender of company-owned life insurance policies	—	8.4	—	16.1	—
Capital expenditures	(4.9)	(3.4)	(11.1)	(12.2)	(26.4)
Capitalized software development	(10.4)	(3.2)	(21.6)	(12.1)	(26.6)
Free cash flow/(use) (non-GAAP measure)[2]	$(157.5)	$2.3	$(306.5)	$(129.1)	$(120.7)
•Free cash use of $157.5 million in the quarter was unfavorable by $159.8 million versus the prior year quarter reflecting the cash used for inventory purchases as a result of longer lead times and strong order entry.

1 - With respect to the company’s adjusted EBITDA and Return on Invested Capital (ROIC) outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
2 - Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, and excluding the use of cash for the termination of certain interest rate swaps due to the debt refinancing in Q3 2020, and including the proceeds from the surrender of company-owned life insurance policies. With respect to the company’s non-GAAP free cash flow outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
3 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.
4 - See note 1 below for GAAP to Non-GAAP adjustments to gross profit and operating expenses, which include selling and administrative expense and research, development and engineering expense; note 2 for adjusted EBITDA; and note 3 for adjusted net income/loss and adjusted EPS.
5 - Represents Diluted earnings/(loss) per share attributable to Diebold Nixdorf, Incorporated.

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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited
Three months ended September 30, 2021 compared to three months ended September 30, 2020

	Three months ended
	September 30
($ in millions)	2021	2020	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$155.6	$168.9	(7.9)	(9.0)
Products	131.2	155.9	(15.8)	(17.8)
Software	36.7	39.4	(6.9)	(8.5)
Total Eurasia Banking	323.5	364.2	(11.2)	(12.7)

Americas Banking
Services	211.5	223.8	(5.5)	(6.1)
Products	111.4	110.4	0.9	(0.4)
Software	23.7	34.3	(30.9)	(31.7)
Total Americas Banking	346.6	368.5	(5.9)	(6.8)

Retail
Services	106.0	106.3	(0.3)	(2.7)
Products	135.1	116.8	15.7	13.0
Software	47.0	39.4	19.3	17.5
Total Retail	288.1	262.5	9.8	7.3

Total net sales	$958.2	$995.2	(3.7)	(5.2)

Nine months ended September 30, 2021 compared to nine months ended September 30, 2020
	Nine months ended
	September 30
($ in millions)	2021	2020	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$480.5	$511.9	(6.1)	(10.9)
Products	390.7	391.1	(0.1)	(4.5)
Software	106.1	109.4	(3.0)	(8.1)
Total Eurasia Banking	977.3	1,012.4	(3.5)	(8.2)

Americas Banking
Services	630.8	650.9	(3.1)	(3.0)
Products	255.5	292.0	(12.5)	(12.6)
Software	84.5	101.7	(16.9)	(17.0)
Total Americas Banking	970.8	1,044.6	(7.1)	(7.1)

Retail
Services	337.7	308.5	9.5	2.5
Products	415.8	311.9	33.3	26.9
Software	144.0	119.0	21.0	13.9
Total Retail	897.5	739.4	21.4	14.5

Total net sales	$2,845.6	$2,796.4	1.8	(1.6)

[6] - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

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GAAP and Non-GAAP Profit/Loss Summary
Three months ended September 30, 2021 compared to three months ended September 30, 2020
	Three months ended
	September 30, 2021		September 30, 2020		Change
($ in millions)	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Services	$473.1	$473.1	$499.0	$499.0	$(25.9)		$(25.9)
Products	377.7	377.7	383.1	383.1	(5.4)		(5.4)
Software	107.4	107.4	113.1	113.1	(5.7)		(5.7)
Total net sales	$958.2	$958.2	$995.2	$995.2	$(37.0)		$(37.0)

Services	$140.3	$140.0	$149.4	$145.9	$(9.1)		$(5.9)
Products	74.8	74.9	79.3	82.7	(4.5)		(7.8)
Software	45.0	48.0	55.4	56.2	(10.4)		(8.2)
Total gross profit	$260.1	$262.9	$284.1	$284.8	$(24.0)		$(21.9)

Services	29.7%	29.6%	29.9%	29.2%	(20)	bps	40	bps
Products	19.8%	19.8%	20.7%	21.6%	(90)	bps	(180)	bps
Software	41.9%	44.7%	49.0%	49.7%	(710)	bps	(500)	bps
Total gross margin	27.1%	27.4%	28.5%	28.6%	(140)	bps	(120)	bps

Total operating expenses	$221.4	$181.6	$260.3	$195.3	$(38.9)		$(13.7)
Operating profit	$38.7	$81.3	$23.8	$89.5	$14.9		$(8.2)
Operating margin	4.0%	8.5%	2.4%	9.0%	160	bps	(50)	bps

Adjusted EBITDA		$102.7		$113.1			$(10.4)
Adjusted EBITDA margin		10.7%		11.4%			(70)	bps

Nine months ended September 30, 2021 compared to nine months ended September 30, 2020
	Nine months ended
	September 30, 2021		September 30, 2020		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Services	$1,449.0	$1,449.0	$1,471.3	$1,471.3	$(22.3)		$(22.3)
Products	1,062.0	1,062.0	995.0	995.0	67.0		67.0
Software	334.6	334.6	330.1	330.1	4.5		4.5
Total net sales	$2,845.6	$2,845.6	$2,796.4	$2,796.4	$49.2		$49.2

Services	$420.5	$425.7	$398.4	$425.8	$22.1		$(0.1)
Products[8]	211.8	213.9	212.1	223.8	(0.3)		(9.9)
Software[8]	152.9	158.4	148.0	153.4	4.9		5.0
Total gross profit	$785.2	$798.0	$758.5	$803.0	$26.7		$(5.0)

Services	29.0%	29.4%	27.1%	28.9%	190	bps	50	bps
Products	19.9%	20.1%	21.3%	22.5%	(140)	bps	(240)	bps
Software	45.7%	47.4%	44.8%	46.5%	90	bps	90	bps
Total gross margin	27.6%	28.0%	27.1%	28.7%	50	bps	(70)	bps

Total operating expenses	$697.4	$574.7	$740.2	$552.3	$(42.8)		$22.4
Operating profit	$87.8	$223.3	$18.3	$250.7	$69.5		$(27.4)
Operating margin	3.1%	7.8%	0.7%	9.0%	240	bps	(120)	bps

Adjusted EBITDA		$289.3		$325.0			$(35.7)
Adjusted EBITDA margin		10.2%		11.6%			(140)	bps
[7] - See note 1 below for GAAP to Non-GAAP adjustments to gross profit and operating expenses, which include selling and administrative expense and research, development and engineering expense and note 2 for adjusted EBITDA.

[8] - Certain costs of sales for the nine months ended September 30, 2020 have been reclassified from software to products.
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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement its condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate its operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. The company provides EBITDA and adjusted EBITDA because it believes that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating its operating performance and comparing its operating performance with that of similar companies that have different capital structures and for evaluating its ability to meet its future debt service, capital expenditures and working capital requirements. The company is also providing EBITDA and adjusted EBITDA in light of its credit agreement and the issuance of its secured and unsecured senior notes. For more information on non-GAAP Financial Measures, please refer to the “Supplemental Slides".
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Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position.

Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others:

•the overall impact of global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•the ultimate impact of the ongoing COVID-19 pandemic including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;
•the company's ability to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now and its digitally enabled hardware, services and software strategy;
•the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions;
•the impact of a cybersecurity breach or operational failure on the company's business;
•the company's ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt;
•the company’s ability to attract, retain and motivate key employees;
•changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•the outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG and the merger/squeeze-out;
•the impact of market and economic conditions, including the proliferation of cash and any deterioration or disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; competitive pressures, including pricing pressures and technological developments;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the company's ability to maintain effective internal controls;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with government regulations; and
•other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents the company files with the SEC.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this document.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q3 2021	Q3 2020	YTD 9/30/2021	YTD 9/30/2020
Net sales
Services	$561.7	$588.9	$1,722.0	$1,736.4
Products	396.5	406.3	1,123.6	1,060.0
Total	958.2	995.2	2,845.6	2,796.4
Cost of sales
Services	382.5	399.2	1,182.0	1,226.5
Products	315.6	311.9	878.4	811.4
Total	698.1	711.1	2,060.4	2,037.9
Gross profit	260.1	284.1	785.2	758.5
Gross margin	27.1%	28.5%	27.6%	27.1%
Operating expenses
Selling and administrative expense	195.5	226.0	603.7	629.7
Research, development and engineering expense	25.6	30.2	95.3	93.4
Impairment of assets	0.3	4.1	0.3	4.1
(Gain) loss on sale of assets, net	—	—	(1.9)	13.0
Total	221.4	260.3	697.4	740.2
Percent of net sales	23.1%	26.2%	24.5%	26.5%
Operating profit (loss)	38.7	23.8	87.8	18.3
Operating margin	4.0%	2.4%	3.1%	0.7%
Other income (expense)
Interest income	1.0	1.9	5.0	5.4
Interest expense	(51.3)	(144.3)	(149.7)	(240.6)
Foreign exchange gain (loss), net	4.4	(2.3)	0.9	(9.5)
Miscellaneous, net	4.6	(1.5)	6.6	4.1
Total other income (expense)	(41.3)	(146.2)	(137.2)	(240.6)
Loss before taxes	(2.6)	(122.4)	(49.4)	(222.3)
Income tax (benefit) expense	(1.1)	(21.5)	(11.1)	(4.9)
Equity in loss of unconsolidated subsidiaries	(0.5)	—	(2.1)	—
Net loss	(2.0)	(100.9)	(40.4)	(217.4)
Net income/(loss) attributable to noncontrolling interests	0.1	0.5	0.1	0.5
Net loss attributable to Diebold Nixdorf, Incorporated	$(2.1)	$(101.4)	$(40.5)	$(217.9)

Basic and diluted weighted-average shares outstanding	78.3	77.7	78.2	77.5

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(0.03)	$(1.31)	$(0.52)	$(2.81)
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	9/30/2021	12/31/2020
ASSETS
Current assets
Cash and cash equivalents	$215.9	$324.5
Short-term investments	13.7	37.2
Trade receivables, less allowances for doubtful accounts	671.4	646.9
Inventories	624.8	498.2
Other current assets	395.3	350.5
Total current assets	1,921.1	1,857.3
Securities and other investments	10.4	10.3
Property, plant and equipment, net	145.4	177.5
Goodwill	760.6	800.4
Customer relationships, net	327.5	407.9
Other assets	421.9	404.0
Total assets	$3,586.9	$3,657.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$49.1	$10.7
Accounts payable	572.7	499.9
Deferred revenue	246.4	346.8
Other current liabilities	691.3	792.1
Total current liabilities	1,559.5	1,649.5

Long-term debt	2,447.1	2,335.7
Long-term liabilities	443.8	484.7

Redeemable noncontrolling interests	—	19.2

Total Diebold Nixdorf, Incorporated shareholders' equity	(872.3)	(827.1)
Noncontrolling interests	8.8	(4.6)
Total equity	(863.5)	(831.7)
Total liabilities, redeemable noncontrolling interests and equity	$3,586.9	$3,657.4

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 9/30/2021	YTD 9/30/2020
Cash flow from operating activities
Net loss	$(40.4)	$(217.4)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	55.2	75.1
Amortization of Wincor Nixdorf purchase accounting intangible assets	59.3	63.2
Amortization of deferred financing costs into interest expense	13.0	41.1
Deferred income taxes	(21.6)	(36.4)
Debt prepayment costs	—	67.2
Other	11.1	28.2
Changes in certain assets and liabilities
Trade receivables	(50.9)	(68.6)
Inventories	(150.3)	(83.8)
Accounts payable	95.6	35.3
Income taxes	(25.5)	1.5
Deferred revenue	(87.2)	(69.6)
Warranty liability	(1.4)	(2.4)
Certain other assets and liabilities	(148.5)	(30.1)
Net cash provided (used) by operating activities	(291.6)	(196.7)
Cash flow from investing activities
Capital expenditures	(11.1)	(12.2)
Capitalized software development	(21.6)	(12.1)
Proceeds from divestitures, net of cash divested	5.8	(47.9)
Net short-term investment activity	20.6	3.2
Change in certain other assets	1.7	15.6
Net cash provided (used) by investing activities	(4.6)	(53.4)
Cash flow from financing activities
Debt issuance costs	—	(26.4)
Debt prepayment costs	—	(67.2)
Net debt borrowings (repayments)	184.2	260.4
Contributions from noncontrolling interest holders	12.7	—
Other	(7.1)	(6.0)
Net cash provided (used) by financing activities	189.8	160.8
Effect of exchange rate changes on cash and cash equivalents	(4.3)	(7.7)
Change in cash and cash equivalents	(110.7)	(97.0)
Add: Cash included in assets held for sale at beginning of period	2.7	97.2
Less: Cash included in assets held for sale at end of period	0.6	3.8
Cash and cash equivalents at the beginning of the period	324.5	280.9
Cash and cash equivalents at the end of the period	$215.9	$277.3

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.Profit/loss summary (Dollars in millions):

Three months ended September 30, 2021 compared to September 30, 2020

	Q3 2021						Q3 2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$958.2	$260.1	27.1%	$221.4	$38.7	4.0%	$995.2	$284.1	28.5%	$260.3	$23.8	2.4%
Restructuring and DN Now transformation expenses	—	3.0		(17.9)	20.9		—	3.3		(38.5)	41.8
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(19.5)	19.5		—	1.1		(19.3)	20.4
Non-routine income/expense:
Impairment - asset held for sale	—	—		—	—		—	—		(4.1)	4.1
Legal/deal expense	—	—		(1.5)	1.5		—	0.3		(2.6)	2.9
Loss making contracts related to discontinued offering	—	2.3		(0.3)	2.6		—	—		—	—
Other	—	(2.5)		(0.6)	(1.9)		—	(4.0)		(0.5)	(3.5)
Non-routine expenses, net	—	(0.2)		(2.4)	2.2		—	(3.7)		(7.2)	3.5
Non-GAAP Results	$958.2	$262.9	27.4%	$181.6	$81.3	8.5%	$995.2	$284.8	28.6%	$195.3	$89.5	9.0%

	Q3 2021				Q3 2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Gross Profit	$140.3	$74.8	$45.0	$260.1	$149.4	$79.3	$55.4	$284.1
Restructuring and DN Now transformation expenses	(0.5)	0.5	3.0	3.0	0.5	2.6	0.2	3.3
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	0.5	0.6	1.1
Non-routine income/expense:
Legal/deal expense	—	—	—	—	—	0.3	—	0.3
Loss making contract related to discontinued offering	2.3	—	—	2.3	—	—	—	—
Other	(2.1)	(0.4)	—	(2.5)	(4.0)	—	—	(4.0)
Non-routine expenses, net	0.2	(0.4)	—	(0.2)	(4.0)	0.3	—	(3.7)
Non-GAAP Gross Profit	$140.0	$74.9	$48.0	$262.9	$145.9	$82.7	$56.2	$284.8

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Nine months ended September 30, 2021 compared to September 30, 2020

	YTD Q3 2021						YTD Q3 2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$2,845.6	$785.2	27.6%	$697.4	$87.8	3.1%	$2,796.4	$758.5	27.1%	$740.2	$18.3	0.7%
Restructuring and DN Now transformation expenses	—	14.6		(59.8)	74.4		—	5.8		(104.4)	110.2
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(59.3)	59.3		—	7.5		(55.7)	63.2
Non-routine income/expense:
Impairment - asset held for sale	—	—		—	—		—	—		(4.1)	4.1
Legal/deal expense	—	—		(3.8)	3.8		—	—		(8.2)	8.2
Costs related to previously divested business in Germany	—	—		—	—		—	4.8		—	4.8
Divestitures and fixed asset sales	—	—		1.9	(1.9)		—	—		(12.8)	12.8
Loss making contract related to discontinued offering	—	2.3		(0.3)	2.6		—	25.5		—	25.5
Inventory charge/gain	—	—		—	—		—	2.3		—	2.3
Other	—	(4.1)		(1.4)	(2.7)		—	(1.4)		(2.7)	1.3
Non-routine expenses, net	—	(1.8)		(3.6)	1.8		—	31.2		(27.8)	59.0
Non-GAAP Results	$2,845.6	$798.0	28.0%	$574.7	$223.3	7.8%	$2,796.4	$803.0	28.7%	$552.3	$250.7	9.0%

	YTD Q3 2021				YTD Q3 2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Gross Profit	$420.5	$211.8	$152.9	$785.2	$398.4	$212.1	$148.0	$758.5
Restructuring and DN Now transformation expenses	8.6	1.8	4.2	14.6	1.8	2.6	1.4	5.8
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	3.5	4.0	7.5
Non-routine income/expense:
Costs related to previously divested business in Germany	—	—	—	—	—	4.8	—	4.8
Loss making contract related to discontinued offering	2.3	—	—	2.3	25.5	—	—	25.5
Inventory charge/gain	—	—	—	—	2.5	(0.2)	—	2.3
Other	(5.7)	0.3	1.3	(4.1)	(2.4)	1.0	—	(1.4)
Non-routine expenses, net	(3.4)	0.3	1.3	(1.8)	25.6	5.6	—	31.2
Non-GAAP Gross Profit	$425.7	$213.9	$158.4	$798.0	$425.8	$223.8	$153.4	$803.0

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program and accelerated depreciation. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company's operations. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. The divestitures and fixed asset sales relates primarily to the divestitures of non-core businesses in both 2021 and 2020. The loss making contracts represent charges incurred in 2020 and 2021 for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations, and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. With respect to 2021, other includes the impact of certain costs related to a divested business and incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic, offset by subsidies received related to the COVID-19 pandemic, and for 2020 includes incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects.

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2.Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) (Dollars in millions):

	Q3 2021	Q3 2020	YTD 9/30/2021	YTD 9/30/2020	TTM 9/30/2021
Net loss	$(2.0)	$(100.9)	$(40.4)	$(217.4)	$(90.8)
Income tax expense (benefit)	(1.1)	(21.5)	(11.1)	(4.9)	(7.2)
Interest income	(1.0)	(1.9)	(5.0)	(5.4)	(6.4)
Interest expense	51.3	144.3	149.7	240.6	201.8
Depreciation and amortization	36.2	43.2	114.5	138.3	156.6
EBITDA	83.4	63.2	207.7	151.2	254.0
Share-based compensation	4.7	3.6	12.7	11.1	16.5
Foreign exchange (gain) loss, net	(4.4)	2.3	(0.9)	9.5	4.0
Miscellaneous, net	(4.6)	1.5	(6.6)	(4.1)	(9.3)
Equity in loss of unconsolidated subsidiaries	0.5	—	2.1	—	1.4
Restructuring and DN Now transformation expenses	20.9	39.0	72.5	98.3	141.3
Non-routine (income)/expense, net	2.2	3.5	1.8	59.0	9.5
Adjusted EBITDA	$102.7	$113.1	$289.3	$325.0	$417.4
Adjusted EBITDA % revenue	10.7%	11.4%	10.2%	11.6%	10.6%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company's credit agreement, Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $19.5 and $20.4 for the three months ended September 30, 2021 and 2020 and $59.3 and $63.2 for the nine months ended September 30, 2021 and 2020. Additionally, $0.0 and $2.8 of accelerated depreciation expense for the three months ended September 30, 2021 and 2020 and $1.9 and $11.9 for the nine months ended September 30, 2021 and 2020 was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the company excluded from the depreciation and amortization caption $4.3 and $29.7 for the three months ended September 30, 2021 and 2020, respectively and excluded $13.0 and $41.1 for the nine months ended September 30, 2021 and 2020, respectively. These are non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to non-GAAP EPS (Dollars in millions, except per share data):

	Q3 2021		Q3 2020		YTD 9/30/2021		YTD 9/30/2020
	$	per share	$	per share	$	per share	$		per share
Net loss	$(2.0)	$(0.03)	$(100.9)	$(1.30)	$(40.4)	$(0.52)	$(217.4)		$(2.80)
Net income/(loss) attributable to noncontrolling interests	0.1	—	0.5	0.01	0.1	—	0.5		0.01
Net loss attributable to Diebold Nixdorf, Incorporated	$(2.1)	$(0.03)	$(101.4)	$(1.31)	$(40.5)	$(0.52)	$(217.9)		$(2.81)
Restructuring and DN Now transformation expenses	20.9	0.27	41.8	0.53	74.4	0.95	110.2		1.41
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	19.5	0.25	20.4	0.26	59.3	0.76	63.2		0.82
Interest expense related to debt prepayment costs and write-off of deferred financings costs	—	—	95.3	1.21	—	—	95.3	1.21	1.21
Gain on surrender of Company-owned life insurance policies	—	—	—	—	—	—	(7.3)		(0.09)
Non-routine (income)/expense, net	2.2	0.03	3.5	0.06	1.8	0.02	59.0		0.79
Tax impact (inclusive of allocation of discrete tax items)	(13.7)	(0.17)	(37.4)	(0.47)	(36.9)	(0.47)	(75.9)		(0.97)
Total adjusted net income (loss) (non-GAAP measure)	$26.9	$0.34	$22.7	$0.28	$58.2	$0.73	$27.1		$0.35
Net income/(loss) attributable to noncontrolling interests	0.1	—	0.5	0.01	0.1	—	0.5		0.01
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (non-GAAP measure)	$26.8	$0.34	$22.2	$0.27	$58.1	$0.73	$26.6		$0.34
Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.

4.Net debt is calculated as follows (Dollars in millions):

	September 30, 2021	December 31, 2020	September 30, 2020
Cash, cash equivalents, and short-term investments (GAAP measure)	$229.6	$361.7	$284.1
Cash included in assets held for sale	0.6	2.7	3.8
Debt instruments	(2,496.2)	(2,346.4)	(2,446.2)
Net debt (non-GAAP measure)	$(2,266.0)	$(1,982.0)	$(2,158.3)

We believe that given the significant cash, cash equivalents and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful measure.

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PR_21-4030
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